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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Insured Taxable Fund Series 2, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-70849 of our report dated May 21, 1999 relating to the Statement of Condition of Insured Taxable Fund Series 2, Defined Asset Funds, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 21, 1999